Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin
Senior Director, Investor Relations Irelations@buckeye.com (800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS 2012 THIRD QUARTER EARNINGS RESULTS

AND DECLARES CASH DISTRIBUTION

HOUSTON, November 2, 2012 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the third quarter of 2012 of $85.1 million, or $0.87 per diluted unit, compared to a net loss attributable to Buckeye’s unitholders for the third quarter of 2011 of $109.7 million, or a $1.18 loss per diluted unit. Buckeye’s Adjusted EBITDA (as defined below) for the third quarter of 2012 was $152.6 million compared with Adjusted EBITDA of $126.5 million for the third quarter of 2011. Operating income for the third quarter of 2012 was $113.4 million compared to an operating loss of $77.3 million for the third quarter of 2011. Net income attributable to Buckeye’s unitholders and operating income for the third quarter of 2011 were negatively impacted by a non-cash charge for the impairment of $169.6 million of goodwill associated with the acquisition of Lodi Gas Storage, L.L.C. Excluding the goodwill impairment charge, net income attributable to Buckeye’s unitholders for the third quarter of 2011 would have been $59.9 million, or $0.64 per diluted unit, and operating income for the third quarter of 2011 would have been $92.3 million.

“Improving business conditions and the continued execution of our growth strategy contributed to very strong results for the third quarter of 2012,” stated Clark C. Smith, President and Chief Executive Officer. “We benefited from higher volumes and rates for our domestic pipelines and terminals and increased cash flows from our international segment as a result of the 1.1 million barrel expansion at BORCO that became operational July 1st. Additionally, our Perth Amboy marine terminal in the New York Harbor, acquired in late July, contributed positively to third quarter results.”

Buckeye also announced today that its general partner declared a cash distribution of $1.0375 per limited partner (“LP”) unit for the quarter ended September 30, 2012. Class B unitholders will not receive a distribution of cash, but instead will be issued additional Class B units pursuant to Buckeye’s partnership agreement. The distribution will be payable on November 30, 2012, to unitholders of record on November 12, 2012. This cash distribution represents a 1.2% increase over the $1.025 per LP unit distribution declared for the third quarter of 2011. Buckeye has paid cash distributions in each quarter since its formation in 1986.

Buckeye will host a conference call with members of executive management today, November 2, 2012, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to http://investor.shareholder.com/media/eventdetail.cfm?eventid=120181&CompanyID=AMDA-QJUY2&e=1&mediaKey=D17492E652916DA0EAD3A8A9634A6324 10 minutes prior to its start. Interested parties may participate in the call by dialing 877-870-9226 and referencing conference ID 46981626. A replay will be archived and available at this link through December 3, 2012, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 46981626.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership that owns and operates one of the largest independent liquid petroleum products pipeline systems in the United States in terms of volumes delivered, with over 6,000 miles of pipeline. Buckeye also owns approximately 100 liquid petroleum products terminals with aggregate storage capacity of approximately 70 million barrels. In addition, Buckeye operates and/or maintains third-party pipelines under agreements with major oil and chemical companies, owns a high-performance natural gas storage facility in Northern California, and markets liquid petroleum products in certain regions served by its pipeline and terminal operations. Buckeye’s flagship marine terminal in The Bahamas, BORCO, is one of the largest crude oil and petroleum products storage facilities in the world, serving the international markets as a premier global logistics hub. More information concerning Buckeye can be found at www.buckeye.com.

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Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income.

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This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminal, and storage assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of refined petroleum products and the value of natural gas storage services, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, and (x) an unfavorable outcome with respect to the proceedings pending before the Federal Energy Regulatory Commission (“FERC”) regarding Buckeye Pipe Line Company, L.P.’s tariff rates. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our most recently filed Quarterly Report on Form 10-Q, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Product sales	$688,948	$884,436	$2,462,699	$2,775,698
Transportation and other services	277,022	232,475	745,350	670,841

Total revenue	965,970	1,116,911	3,208,049	3,446,539

Costs and expenses:
Cost of product sales and natural gas storage services	698,019	881,596	2,476,659	2,773,899
Operating expenses	101,242	96,776	300,263	266,909
Depreciation and amortization	37,134	31,230	104,486	87,227
General and administrative	16,222	15,054	51,074	47,751
Goodwill impairment expense	—	169,560	—	169,560

Total costs and expenses	852,617	1,194,216	2,932,482	3,345,346

Operating income (loss)	113,353	(77,305)	275,567	101,193

Other income (expense):
Earnings from equity investments	553	2,379	4,287	7,760
Gain on sale of equity investment	—	—	—	34,112
Interest and debt expense	(28,737)	(33,199)	(85,159)	(90,292)
Other income (expense)	90	(75)	57	432

Total other expense, net	(28,094)	(30,895)	(80,815)	(47,988)

Net income (loss)	85,259	(108,200)	194,752	53,205
Less: Net income attributable to noncontrolling interests	(143)	(1,500)	(3,298)	(4,391)

Net income (loss) attributable to Buckeye Partners, L.P.	$85,116	$(109,700)	$191,454	$48,814

Earnings (loss) per unit:
Basic	$0.87	$(1.18)	$1.97	$0.55

Diluted	$0.87	$(1.18)	$1.97	$0.54

Weighted average units outstanding:
Basic	97,993	92,982	97,017	89,499

Diluted	98,342	92,982	97,340	89,831

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Pipelines & Terminals	$194,609	$162,740	$527,849	$456,056
International Operations	51,686	47,986	152,349	146,051
Natural Gas Storage	20,229	15,742	46,909	49,431
Energy Services	691,875	894,618	2,469,122	2,810,055
Development & Logistics	11,798	10,766	37,415	30,937
Intersegment	(4,227)	(14,941)	(25,595)	(45,991)

Total revenue	$965,970	$1,116,911	$3,208,049	$3,446,539

Total costs and expenses: (1)
Pipelines & Terminals	$103,158	$93,482	$297,043	$247,679
International Operations	30,615	30,329	92,660	89,693
Natural Gas Storage	21,872	187,820	56,367	227,527
Energy Services	692,303	889,203	2,482,856	2,801,115
Development & Logistics	8,896	8,323	29,151	25,323
Intersegment	(4,227)	(14,941)	(25,595)	(45,991)

Total costs and expenses	$852,617	$1,194,216	$2,932,482	$3,345,346

Depreciation and amortization:
Pipelines & Terminals	$18,272	$14,727	$49,368	$40,502
International Operations	14,971	12,868	43,873	36,299
Natural Gas Storage	1,893	1,807	5,668	5,326
Energy Services	1,510	1,379	4,104	3,894
Development & Logistics	488	449	1,473	1,206

Total depreciation and amortization	$37,134	$31,230	$104,486	$87,227

Operating income (loss):
Pipelines & Terminals	$91,451	$69,258	$230,806	$208,377
International Operations	21,071	17,657	59,689	56,358
Natural Gas Storage	(1,643)	(172,078)	(9,458)	(178,096)
Energy Services	(428)	5,415	(13,734)	8,940
Development & Logistics	2,902	2,443	8,264	5,614

Total operating income (loss)	$113,353	$(77,305)	$275,567	$101,193

Adjusted EBITDA:
Pipelines & Terminals	$112,879	$86,510	$290,709	$260,743
International Operations	33,548	30,095	95,805	86,248
Natural Gas Storage	1,357	426	(299)	266
Energy Services	1,619	6,978	(7,759)	13,578
Development & Logistics	3,168	2,519	9,034	5,563

Adjusted EBITDA	$152,571	$126,528	$387,490	$366,398

Capital additions: (2)
Pipelines & Terminals	$34,944	$26,644	$107,050	$61,156
International Operations	48,704	62,442	122,203	122,837
Natural Gas Storage	235	852	1,964	5,673
Energy Services	1,020	538	1,507	1,228
Development & Logistics	102	431	281	474

Total capital additions	$85,005	$90,907	$233,005	$191,368

Summary of capital additions: (2)
Maintenance capital expenditures	$11,889	$16,803	$35,764	$36,569
Expansion and cost reduction	73,116	74,104	197,241	154,799

Total capital additions	$85,005	$90,907	$233,005	$191,368

Key Balance Sheet information:			September 30, 2012	December 31, 2011
Cash and cash equivalents			$2,951	$12,986
Long-term debt, total (3)			2,672,677	2,393,574

(1)	Includes depreciation and amortization.
(2)	Amounts exclude accruals for capital expenditures.
(3)	Includes long-term debt portion of Buckeye Partners, L.P. Credit Facility of $602.6 million and $324.0 million as of September 30, 2012 and December 31, 2011, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	729.7	693.4	705.9	658.3
Jet fuel	352.7	344.8	342.7	339.8
Middle distillates (1)	306.0	298.7	314.6	309.4
Other products (2)	18.8	19.6	23.5	24.7

Total pipelines throughput	1,407.2	1,356.5	1,386.7	1,332.2

Terminals:
Products throughput (3)	910.9	879.1	888.3	681.5

Pipeline Average Tariff (cents/bbl)	84.5	77.3	82.0	76.1

Energy Services (in millions of gallons):
Sales volumes	233.4	297.4	836.7	960.8

(1)	Includes diesel fuel, heating oil and kerosene.
(2)	Includes liquefied petroleum gas (“LPG”).
(3)	Amounts include throughput volumes at terminals acquired from BP Products North America Inc. and its affiliates (“BP”) and ExxonMobil Corporation on June 1, 2011 and July 19, 2011, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except per unit amounts and coverage ratio)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (loss)	$85,259	$(108,200)	$194,752	$53,205
Less: Net income attributable to noncontrolling interests	(143)	(1,500)	(3,298)	(4,391)

Net income (loss) attributable to Buckeye Partners, L.P.	85,116	(109,700)	191,454	48,814
Add: Interest and debt expense	28,737	33,199	85,159	90,292
Income tax expense (benefit)	511	—	1,177	(193)
Depreciation and amortization	37,134	31,230	104,486	87,227
Non-cash deferred lease expense	975	1,030	2,925	3,091
Non-cash unit-based compensation expense	2,846	1,694	10,534	6,532
Goodwill impairment expense	—	169,560	—	169,560
Less: Amortization of unfavorable storage contracts (1)	(2,748)	(485)	(8,245)	(4,813)
Gain on sale of equity investment	—	—	—	(34,112)

Adjusted EBITDA	$152,571	$126,528	$387,490	$366,398

Less: Interest and debt expense, excluding amortization of deferred financing costs and debt discounts	(27,868)	(28,709)	(82,552)	(83,541)
Income tax (expense) benefit	(511)	—	(1,177)	193
Maintenance capital expenditures	(11,889)	(16,803)	(35,764)	(36,569)

Distributable cash flow	$112,303	$81,016	$267,997	$246,481

Distributions for Coverage Ratio (2)	$94,055	$88,357	$282,160	$261,742

Coverage Ratio	1.19	0.92	0.95	0.94

(1)	Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.
(2)	Represents cash distributions declared for limited partner units (“LP units”) outstanding as of each respective period. Amounts for 2012 reflect actual cash distributions paid on LP units for the quarters ended March 31, 2012 and June 30, 2012 and estimated cash distributions for the quarter ended September 30, 2012. Distributions with respect to the 7,445,999 and 7,605,510 Class B Units outstanding on the record date for the quarters ending March 31, 2012 and June 30, 2012, respectively, and the 7,777,811 Class B units expected to be outstanding for the quarter ending September 30, 2012 are paid in additional Class B units rather than in cash.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations - Continued

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income attributable to Buckeye Partners, L.P., as adjusted:
Net income (loss), as reported	$85,259	$(108,200)	$194,752	$53,205
Add: Goodwill impairment expense	—	169,560	—	169,560

Net income, as adjusted	85,259	61,360	194,752	222,765
Less: Net income attributable to noncontrolling interests	(143)	(1,500)	(3,298)	(4,391)

Net income attributable to Buckeye Partners, L.P., as adjusted	$85,116	$59,860	$191,454	$218,374

Earnings per unit-diluted, as adjusted	$0.87	$0.64	$1.97	$2.43

Operating income, as adjusted:
Operating income (loss), as reported	$113,353	$(77,305)	$275,567	$101,193
Add: Goodwill impairment expense	—	169,560	—	169,560

Operating income, as adjusted	$113,353	$92,255	$275,567	$270,753